UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 August 4, 2014

 Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES J

 (Exact name of Registrant as Specified in its Charter)

Delaware	333-119612	20-2446281
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

1121 Avenue of the Americas, Suite 2710 – New York, NY 10036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

900 King Street, Rye Brook, NY 10573

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 4, 2014, World Monitor Trust III – Series J (the “Registrant”) distributed a notice to its Unitholders explaining that as of August 1, 2014 (the “Effective Date”), the Registrant will be add a trading advisor CTA Choice FRT (“FRT”), and will be reallocating assets amongst the six trading advisors (each, an “Advisor” and collectively, the “Advisors”), as shown below.

As of the Effective Date, the Registrant will allocate its net assets as follows:

CTA Funds	Program	Percentage of the Trust’s Net Assets

CTA Choice EGLG:	Eagle Global Program	16.667%
CTA Choice GLAGS:	Global Agriculture Program	16.667%
CTA Choice ELL	Ellington Quantitative Macro	16.667%
CTA Choice RDOK:	Red Oak Fundamental Trading Program	16.667%
CTA Choice SAXN:	Saxon Aggressive Diversified Program	16.667%
CTA Choice FRT:	Fort LP “ Diversified Program”	16.667%

A copy of the notice is being furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice to Unitholders dated August 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on August 4, 2014.

WORLD MONITOR TRUST III – SERIES J

	By:	Kenmar Preferred Investments, LLC
its Managing Owner

Date: August 4, 2014		By:	/s/ David Spohr
		Name: Title:	David Spohr Chief Operating Officer